UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
03/10/08
Northrop Grumman Corporation
(Exact name of registrant as specified in its charter)

DE (State or Other Jurisdiction of Incorporation)	1-16411 (Commission File Number)	95-4840775 (IRS Employer Identification No.)

1840 Century Park East Los Angeles, CA (Address of principal executive offices)		90067 (Zip Code)
Registrant’s telephone number, including area code
(310) 553-6262

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(e)
Northrop Grumman Corporation (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on January 28, 2008, which reported the resignation of James R. O’Neill, currently Corporate Vice President of the Company, as President, Information Technology, effective February 1, 2008, and his decision to retire from the Company on May 1, 2008. At the time of such Report, the Compensation and Management Development Committee of the Board of Directors of the Company had authorized that Mr. O’Neill be offered a severance agreement, including modifications to the terms and conditions of certain plans in which he participates and equity grants which he has received, and a cash severance payment.
On March 10, 2008, the Company and Mr. O’Neill agreed upon the terms of his severance pursuant to the Separation Agreement and General Release (the “Agreement”) between Northrop Grumman Systems Corporation, a wholly-owned subsidiary of the Company, and Mr. O’Neill. Under the Agreement, Mr. O’Neill, whose employment with the Company will terminate on April 30, 2008 (the “Separation Date”), will receive (1) a lump-sum cash severance payment of $2,406,667; (2) a prorated 2008 Annual Incentive Plan bonus; (3) continuation of medical and dental coverage for a specified period; (4) reimbursement of certain financial planning and income tax preparation fees incurred before the Separation Date; (5) additional vesting service under the Company’s Special Officer Retiree Medical Plan such that Mr. O’Neill is eligible to begin receiving benefits under the Plan; (6) accelerated vesting of the next succeeding vesting installments for three stock option grants, with the right to exercise vested stock options until the lesser of five years following the Separation Date or the expiration date for exercise of such options; and (7) pro-rata treatment of certain unvested restricted performance stock rights from two grants as if he had met the retirement provisions in the grant certificates. Mr. O’Neill will also be entitled to receive benefits under certain tax-qualified and nonqualified pension, savings, retirement and deferred compensation plans.
In addition, under the Agreement Mr. O’Neill released the Company, its subsidiaries and other specified affiliates from certain liabilities. He is also subject to non-solicitation and non-compete provisions after the Separation Date.
The foregoing summary of the Agreement does not purport to be complete. For an understanding of its terms and conditions, reference should be made to the Agreement, which is attached as Exhibit 10.1 to this Report.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 10.1—Separation Agreement and General Release between James R. O’Neill and Northrop Grumman Systems Corporation, effective March 10, 2008.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation
(Registrant)

March 14, 2008	By:	/s/ Stephen D. Yslas
(Date)		(Signature)
Stephen D. Yslas Corporate Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.
Exhibit 10.1	Separation Agreement and General Release between James R. O’Neill and Northrop Grumman Systems Corporation, effective March 10, 2008